Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-50260 of Beacon Power Corporation on Form S-8 of our report dated March 25, 2004, May 12, 2004 as to Note 15, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note
15), appearing in this Annual Report on Form 10-K/A of Beacon Power Corporation for the year ended December 31, 2003.

/S/ Deloitte & Touche, LLP

Boston, MA
May 12, 2004